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                                    AD 2-ONE

                        AD 2-ONE REPRESENTATION AGREEMENT

(1) AD 2-ONE a company registered in England and Wales under registered number 4077801 having its registered office at 32 Percy Street, W1T2DE ("ad 2-one").

(2) HIGHTV, a company incorporated under registration number _____ the registered office of which is at Narrowstep, 91 New Cavendish St London W1W 6XE (the "Publisher").

THE PARTIES AGREE AS FOLLOWS:

1. APPOINTMENT: The Publisher appoints ad 2-one to be its exclusive representative to perform the Services in respect of the Web Sites in the Territory throughout the Term. (The terms "Services", "Web Sites" and "Territory" shall have the meanings set out in Schedule 1).

2. TERM: This Agreement shall come into force on the date on which it is countersigned by as 2-one and, unless terminated earlier in accordance with Clause 10 below, shall continue in force for a period of one year and shall continue thereafter unless and until terminated by either party giving the other not less than three months prior written notice at any time (the "Term").

3. EXCLUSIVITY: The Publisher shall not, during the Term, appoint a third party to perform any of the Services for it. The Publisher will be able to perform any of the Services itself with direct and core advertisers. ad 2-one will sell advertising to agencies on an exclusive basis.

4. PUBLISHER'S OBLIGATIONS: The Publisher shall (a) operate the Web Site(s) in accordance with all applicable laws and regulations; (b) use its reasonable endeavors to develop the Web Site(s) and to maximise the number of users of and use of the Web Site(s); (c) provide ad 2-one regularly with any information and/or documentation about the Web Site(s) or itself which will assist ad 2-one in performing the Services and promptly inform ad 2-one of any circumstances of which it becomes aware which could have an material adverse effect on ad 2-one's ability to perform the Services; (d) use all tools provided by ad 2-one to monitor use of the Web Site(s).

5. AD 2-ONE'S OBLIGATIONS: ad 2-one shall; (a) provide the Services with reasonable skill and care and in accordance with all applicable laws and regulations; and (b) keep the Publisher informed on a monthly basis of the progress of the work it had undertaken in connection with the Services.

6. INVOICING OF ADVERTISERS: ad 2-one shall be entitled to invoice and collect all sums payable in respect of the Services together with any VAT or other applicable sales taxes and duties thereon.

7. PAYMENTS: ad 2-one shall be entitled to receive commission and fees in consideration of its performance of the Services at the tariffs set in
        Schedule 2 together with any VAT or

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        other applicable sales tax or duty chargeable thereon. ad 2-one shall be entitled to deduct the sums due to it hereunder from the sums it receives from advertisers and others before paying the balance of such sums to the Publishers within 30 days of receipt of the same by ad
        2-one. ad 2-one shall provide the Publisher with an invoice for the sums deducted by it.

8. BOOKS AND RECORDS: ad 2-one shall maintain books of account in respect of the Services. The Publisher shall be entitled at its own cost to review such books of account once in every twelve-month period.

9. PERFORMANCE REVIEWS: The parties shall meet to review the performance of this Agreement once every six months, based on the revenue projection agreed.

10. TERMINATION: Either party shall have the right to terminate this Agreement upon 90 days prior written notice to the other if the other fails to successfully complete the Performance Review in Clause 9. Either party shall have the right to terminate this Agreement immediately upon notice in writing to the other if: (a) the other party commits a material breach of this Agreement which is not capable of being remedied or, if capable of being remedied, is not remedied within 30 days of a request to do so; (b) the other party is prevented from performing any of its material obligations pursuant to this Agreement as a consequence of circumstances beyond its reasonable control for more than 90 days; or (c) the other party becomes insolvent or unable to pay its debts as they fall due or becomes subject to, or itself takes any steps to invoke, any law, proceedings, procedure or third party action preliminary or relating to its insolvency, winding-up, liquidation, administration or receivership (or any analogous proceedings in any jurisdiction) or any enforcement of any security against it, or to a rescheduling, composition or arrangement in respect of any of its debts. ad 2-one may terminate this Agreement immediately by written notice to the Publisher if any event shall occur or circumstance shall arise in relation to the Publisher which is likely to have a material adverse effect on ad 2-one's or the Publisher's ability to perform any of their obligations under this Agreement (whether immediately or at a future time).

11. CONSEQUENCES OF TERMINATION: Termination of this Agreement shall not affect any accrued rights or liabilities of either party or any provision of this Agreement intended to come into or continue in force on or after such termination. Following the termination of this Agreement, the Publisher shall implement any orders secured and/or agreements entered into by ad 2-one as part of the Services prior to the date of termination and ad 2-one shall be entitled to receive commission and fees in respect of those orders and agreements.

12. LIMITATION OF LIABILITY: Neither party will be liable to the other under this Agreement in contract, tort or otherwise (including any liability for any negligent act or omission) for any indirect or consequential losses including but not limited to loss of revenue, anticipated savings profits or wasted expenditure. Neither party shall be liable to the other for any loss, damage, costs, expenses or other claims for compensation arising as a direct or indirect result of breach or non-performance of this Agreement due to circumstances beyond its reasonable control. ad 2-one's aggregate liability in contract,


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        tort, or otherwise (including negligence) arising out of or in connection with this Agreement or the performance or non-observance of its obligations hereunder in any calendar year (or part thereof) shall be limited to the sums received by as 2-one for the Services in that calendar year. Nothing in this Agreement will limit or exclude either party's liability for death or personal injury arising from its own negligence.

13. CONFIDENTIALITY: Each party undertakes to the other that it will not divulge to any third party the terms of this Agreement or any information of a confidential nature disclosed to it by the other party and will use such information solely for the purpose of performing its obligations under this Agreement provided that: (a) ad 2-one shall be entitled to disclose the terms of this Agreement as required to perform the Services; and (b) the obligation to keep information confidential will not apply: (i) to the extent that disclosure of such information is required by law or by any appropriate regulatory body; (ii) to any information that is already in the public domain, other than as a result of a breach of this obligation of confidentiality; (iii) to any information that the receiving party can prove was already in its possession at the time it is disclosed to it by the other party.

14. NOTICES: Any notice to be given by either party pursuant to this Agreement shall be in writing.

15. GENERAL: (a) This Agreement constitutes the entire agreement between the parties in relation to its subject matter and replaces and extinguishes all prior agreements between the parties and all prior representations, whether written or oral, made by either party with respect to such subject matter provided that nothing in this Agreement shall operate to limit or exclude liability for fraud or fraudulent misrepresentation;
        (b) if any part, term or provision of this Agreement, not being of a fundamental nature, be held illegal, invalid or unenforceable, such part, term or provision shall be deemed deleted from this Agreement and the remaining terms of the Agreement shall not be affected; (c) no variation of this Agreement shall be effective unless in writing and signed by or on behalf of a duly authorized representative of each party; (d) ad 2-one shall be entitled to assign all or part of its rights and obligations under this Agreement to any company which is a holding company of ad 2-one, a subsidiary of ad 2-one or a subsidiary of a holding company of ad 2-one ("subsidiary" and "holding company" having the meanings set out in Sections 736 and 736A of the Companies Act 1985) and to any purchaser of the whole or of the part of its business that has responsibility for this Agreement. The Publisher, shall if so required by ad 2-one procure that any purchaser of its business or of the Web Site(s) agrees to be bound by the terms of this Agreement as if it were the Publisher. Save for the foregoing neither party shall assign or transfer all or any part of its rights under this Agreement without the written consent of the other party; and (e) the failure by either party to exercise or enforce any right conferred by this Agreement shall not be deemed to be a waiver of any such right nor operate as to bar the exercise or enforcement thereof of any other right on any other occasion. Both Parties agree to contract in good faith and following good business practices.


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16.     GOVERNING LAW AND JURISDICTION: This Agreement is governed by the law of
        England and Wales and the parties agree to submit disputes arising out of or in connection with this Agreement to the non-exclusive jurisdiction of the English Courts.

SIGNED for and on behalf of                     SIGNED for and on behalf of
AD-2ONE                                         HIGHTV

Name:    /s/ Julian Mile               Name:    /s/ Iolo Jones

Date:    4/6/03                        Date:    4/6/03




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                 The Web Site(s), the Services and the Territory



                                    PART ONE

FThe Web Site(s): Any websites that are made available to ad 2-one by HighTV, including:

www.high.tv

The Territory:  UK



                                    PART TWO

The Services

1.      Sale of Advertising:

(a) ad 2-one shall use its reasonable endeavours to procure Advertising for the Web Site(s). For these purposes Advertising shall mean banners, buttons and any other commercial opportunities THE PUBLISHER will allow.

(b)     All campaigns sold by ad2-one are subject to approval by HighTV.

(c)     ad 2-one shall:

        (i) develop an advertising strategy for the Web Site(s) in consultation with the Publisher;

        (ii)    determine the price and terms on which Advertising will be sold;

        (iii)   negotiate and conclude contracts for the sale of Advertising;
                and

        (iv) manage and administer the relationship and all communications with advertisers and potential advertisers.


                                   SCHEDULE 2

                               Commission and Fees

1. ad2-one shall be entitled to a commission of 35% of the amounts it invoices to Advertisers less the commission due to any media buyer retained by ad 2-one and less VAT or other applicable sales taxes.



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